EXHIBIT 21.1
SUBSIDIARIES OF BLACKBAUD, INC.
As of February 26, 2014
Blackbaud, LLC (South Carolina)
Blackbaud Canada, Inc. (Canada)
NOZA, Inc. (Delaware)
Public Interest Data, LLC (Virginia)
Blackbaud Global Ltd. (England and Wales)
Blackbaud Europe Ltd. (Scotland)
Blackbaud Pacific Pty. (Australia)
Everyday Hero Pty. Ltd. (Australia)
Everyday Hero Ltd. (England and Wales)
RLC Customer Centric B.V. (Holland)
Blackbaud Asia Limited (Hong Kong)
Convio, LLC (Delaware)
GetActive Software, Inc. (Delaware)
StrategicOne, Inc. (Delaware)
MyCharity, Ltd. (Ireland)

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All subsidiaries are 100% owned by Blackbaud, Inc., except Blackbaud Canada, Inc., which is 100% owned by Blackbaud, LLC; Blackbaud Europe Ltd., Blackbaud Pacific Pty., RLC Customer Centric Technology B.V. and Blackbaud Asia Limited, which are 100% owned by Blackbaud Global Ltd.; Everyday Hero Pty. Ltd., which is 100% owned by Blackbaud Pacific Pty.; Everyday Hero Ltd., which is 100% owned by Everyday Hero Pty. Ltd; and GetActive Software, Inc. and StrategicOne, Inc., which are 100% owned by Convio, LLC.